Exhibit 10.1

Amendment to Merger Agreement

This Amendment to Merger Agreement, (the “Amendment”) is entered into as of the 28th day of January 2022, by and among (i) Sollensys Corp., a Nevada corporation (“Sollensys”); (ii) S-CC Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of Sollensys (“S-CC Merger Sub”); (iii) S-Solutions Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of Sollensys (“S-Solutions Merger Sub”); (iv) Celerit Corporation, an Arkansas corporation (the “Celerit”); (v) Celerit Solutions Corporation, an Arkansas corporation (“Celerit Solutions”); and (iv) Terry Rothwell (“Shareholder”). Each of Celerit and Celerit Solutions may be referred to herein individually as a “Company” and collectively as the “Companies”. Each of Sollensys, S-CC Merger Sub and S-Solutions Merger Sub may be referred to individually as a “Sollensys Party” and collectively as the “Sollensys Parties”. Each Sollensys Party, each Company and the Shareholder may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS,

A.	The Parties are party to a Merger Agreement dated October 26, 2021 (the “Merger Agreement”).

B.	Section 2.09 of the Merger Agreement prescribes the manner in which the closing date will be determined, and Section 8.01(e) of the Merger Agreement provides that the Parties may terminate the Merger Agreement if it is not closed by January 31, 2022 (the “Closing Deadline”).

C.	The Parties are moving toward closing the Merger Agreement, but circumstances have caused the Closing Deadline of January 31, 2022, to be unworkable for all Parties.

D.	The Parties desire to extend the Closing Deadline to Thursday, March 31, 2022.

E.	Section 10.11 of the Merger Agreement provides that the Parties may amend the Merger Agreement in writing.

NOW, THEREFORE, in consideration of the premises herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 8.01(e) of the Merger Agreement is hereby amended to replace the date of January 31, 2022, with March 31, 2022.

2.	Other than as amended herein, the Merger Agreement shall remain in full force and effect as amended herein.

3.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of Nevada, without giving effect to principles of conflicts of law thereunder. after have to object to such jurisdiction. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Sollensys Corp.

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	President

S-CC Merger Sub, Inc.

By:	/s/ Anthony Nolte
Name:	Anthony Nolte
Title:	Chief Executive Officer

S-Solutions Merger Sub, Inc.

By:	/s/ Anthony Nolte
Name:	Anthony Nolte
Title:	Chief Executive Officer

Celerit Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

Celerit Solutions Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

Shareholder:

Terry Rothwell

By:	/s/ Terry Rothwell
Name:	Terry Rothwell